UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020

Lord Global Corporation

(Exact name of Company as specified in its charter)

Nevada	45-3942184
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

318 N Carson St., Suite 208, Carson City, NV	89701
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (816) 304-2686

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2020, Lord Global Corporation, Inc., OTC: LRDG (the “Registrant”), accepted the resignation of Ms. Sara Reynolds as Chief Financial Officer, Secretary, Treasurer and a Director of the Registrant, positions in which she has served since November 2015. Ms. Sara Reynolds stated in her letter of resignation dated May 18, 2020, a copy of which is attached as Exhibit 17.1 hereto, that she had no disagreements with the operations, policies or practices of the Registrant.

Mr. Joseph Frontiere, age 30, who has served as the Registrant’s Chief Executive Officer and a Director since January 23, 2020, will serve in an interim capacity as Chief Financial Officer while the Company interviews full-time CFO’s.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
17.1	Letter of Resignation of Ms. Sara Reynolds, dated May 18, 2020, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lord Global Corporation

/s/: Joseph Frontiere
Name:	Joseph Frontiere
Title:	Chief Executive Officer

Dated: May 26, 2020